EXHIBIT 23.4


                                November 15, 2002


Capitol Bancorp Limited
200 Washington Square North, 4th Floor
Lansing, Michigan  48933

     RE: DETROIT COMMERCE BANK

Ladies and Gentlemen:

     JMP Financial, Inc. hereby consents to your including a copy of the fairness opinion in the proxy statement/prospectus with regards to Detroit Commerce Bank and to the reference to this firm in the proxy statement/prospectus as financial advisor to Detroit Commerce Bank and under the caption "Opinion of Financial Adviser".

                                        Very truly yours,

                                        /s/ John Palffy
                                        ---------------------------
                                        John Palffy
                                        President